  Temporary Certificate - Exchangeable for Definitive Engraved Certificate When
                               Ready for Delivery

        NUMBER                                                           SHARES
                                    [LOGO]
     PP


                          PAN PACIFIC RETAIL PROPERTIES, INC.

                                    COMMON STOCK

INCORPORATED UNDER THE LAWS         SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER
 OF THE STATE OF MARYLAND                RESTRICTIONS AND OTHER INFORMATION
                                         CUSIP 69806L 10 4


THIS CERTIFIES THAT





IS THE RECORD HOLDER OF


     FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON, $.01 PAR VALUE, OF
                          PAN PACIFIC RETAIL PROPERTIES, INC.
(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by his duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on behalf of its duly authorized officers.

Dated:


                       PAN PACIFIC RETAIL PROPERTIES, INC.
 /s/ David L. Adland              INCORPORATED               /s/ Stuart A. Tanz
    SECRETARY                         1997                      CHAIRMAN
                                    MARYLAND


COUNTERSIGNED AND REGISTERED:
              THE BANK OF NEW YORK
                    TRANSFER AGENT AND REGISTRAR
BY /s/ [ILLEGIBLE]
        AUTHORIZED SIGNATURE

The Corporation is authorized to issue stock of more than one class, consisting of shares of Common Stock and one or more classes of shares of Preferred Stock or any class or series of stock other than Common Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of shares of Preferred Stock before the issuance of any shares of Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the charter of the Corporation and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock.
Requests for such written statement may be directed to the Corporate Secretary at the Corporations's principal office.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own shares of the Corporation's Common Stock in excess of 6.25 percent (by value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Constructively Own in excess of
9.8 percent of the outstanding shares of Common Stock of the Corporation (by value or number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own shares of Common Stock that would result in the Corporation being "closely held" under Section 858(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and
(iv) no Person may Transfer shares of common stock if such Transfer would result in the Common Stock of the Corporation being owned by fewer than 100 Persons or otherwise cause the Corporation to fail to qualify as a REIT. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Common Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Common Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in the legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Common Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Corporate Secretary, at the Corporation's principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according the applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common


UNIF MIN ACT -              Custodian
               -------------         --------------
                   (Cust)                (Minor)
               under Uniform Gifts to Minors
               Act
                  ---------------------------------
                              (State)

UNIF TRF MIN ACT -           Custodian (until age            )
                   ----------                    ------------
                     (Cust)
                                       under Uniform Transfers
                   -------------------
                   to Minors Act
                                 -----------------------------
                                             (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                      hereby sell, assign and transfer unto
                   ----------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                         Shares
-------------------------------------------------------------------------
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
-----------------------------------------------------------------------
to transfer the said stock on the books of the within named Corporation within named Corporation with full power of substitution in the premises.

Dated
     ------------------------------

                                        X
                                         --------------------------------------
                                        X
                                         --------------------------------------
                                  NOTICE: THE SIGNATURES TO THIS ASSIGNMENT
                                          MUST CORRESPOND WITH THE NAME(S) AS
                                          WRITTEN UPON THE FACE OF THE
                                          CERTIFICATE IN EVERY PARTICULAR,
                                          WITHOUT ALTERATION OR ENLARGEMENT OR
                                          ANY CHANGE WHATEVER.
Signatures(s) Guaranteed



By
  --------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.